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                                                                   EXHIBIT 99.6




                          LOAN AND SECURITY AGREEMENT





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         THIS LOAN AND SECURITY AGREEMENT, dated as of February 12, 2003 (this
"AGREEMENT"), is entered into by and between CLARENT CORPORATION, a Delaware corporation ("LENDER"), and VERSO TECHNOLOGIES, INC., a Minnesota corporation ("BORROWER").

                                    RECITALS

A. Borrower and Lender entered into an Asset Purchase Agreement , dated as of December 13, 2002, as amended by that certain First Amendment to the Asset Purchase Agreement dated as of February 4, 2003 (the "PURCHASE AGREEMENT"), pursuant to which Borrower agreed to acquire from Lender the Assets, on the terms and conditions set forth in the Purchase Agreement.

B. Borrower has requested certain loans from Lender to enable it to acquire the Assets. Lender has agreed to provide to Borrower the following loans:

         1. pursuant to Section 1.3(a) of the Purchase Agreement, a loan in the maximum principal amount of $5,000,000 secured by the Assets (to the extent such loan is made, the "PRIMARY LOAN"); and

         2.       pursuant to Section 1.3(d) of the Purchase Agreement, either
                  (a) a loan in the initial aggregate principal amount of $1,800,000 (such initial principal amount to be decreased and a replacement note shall be issued, if necessary, pursuant to the First Amendment to the Asset Purchase Agreement dated as of February 4, 2003) secured by the Assets (the "SECURED INVENTORY LOAN") or (b) an unsecured loan in the initial aggregate principal amount of $1,800,000 (such principal amount to be decreased, if necessary, pursuant to the First Amendment to the Asset Purchase Agreement dated as of February 4, 2003) (the "UNSECURED INVENTORY LOAN"); and

         3.       pursuant to Section 1.3(b) of the Purchase Agreement, either
                  (a) a loan in the original aggregate principal amount of $3,000,000 secured by the Assets (the "SECURED $3 MILLION LOAN") or (b) an unsecured loan in the original aggregate principal amount of $3,000,000 (the "UNSECURED $3 MILLION LOAN").

         This Agreement contains the terms and conditions on which Lender shall make the Loans.

C. Borrower acknowledges and understands that Lender is relying upon the execution, delivery and performance of this Agreement by Borrower and upon the representations, warranties and covenants of Borrower set forth herein.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

         1.       DEFINITIONS AND CONSTRUCTION.

                  1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

         "$3 MILLION LOAN" means either the Secured $3 Million Loan or the Unsecured $3 Million Loan, whichever is applicable.


                                      1.
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         "$3 MILLION NOTE" means either the Secured $3 Million Note or the
Unsecured $3 Million Note, whichever is applicable.

         "ACCOUNTS" means "accounts" as such term is defined in the Code, but only to the extent that such Accounts constitute Collateral.

         "AFFILIATE" means, with respect to any Person, any other Person that directly or indirectly owns or controls such Person, any Person that directly or indirectly controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors and partners.

         "ASSETS" has the meaning set forth in the Purchase Agreement.

         "BANKRUPTCY COURT" means the United States Bankruptcy Court for the Northern District of California, San Francisco Division.

         "BORROWING BASE" means an amount, determined on a quarterly basis, equal to (i) (x) 50% of Borrower's net accounts receivable for the quarter for which the determination is being made as set forth on its unaudited quarterly balance sheet if Borrower's net accounts receivable are more than 90% Borrower's total revenue for such quarter, (y) 65% of Borrower's net accounts receivable for the quarter for which the determination is being made as set forth on its unaudited quarterly balance sheet if Borrower's net accounts receivable are less than 90% but at least 75% of Borrower's total revenue for such quarter, or (z) 75% of Borrower's net accounts receivable for the quarter for which the determination is being made as set forth on its unaudited quarterly balance sheet if Borrower's net accounts receivable are less than 75% of Borrower's total revenue for such quarter; plus (ii) 10% of Borrower's inventory as set forth on its unaudited quarterly balance sheet for such quarter.

         "CHANGE IN CONTROL" shall mean a transaction in which any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of Borrower ordinarily entitled to vote in the election of directors, empowering such "person" or "group" to elect a majority of the Board of Directors of Borrower, who did not have such power before such transaction.

         "CLOSING DATE" has the meaning set forth in the Purchase Agreement.

         "CODE" means the Uniform Commercial Code as in effect in the State of California. In the event that any or all of the attachment, perfection or priority of Lender's security interest in any Collateral is governed by the Commercial Code as in effect in a jurisdiction other than California, the term "Code" shall mean the Uniform Commercial Code as in effect at such time in such other jurisdiction.

         "COLLATERAL" means the property described on EXHIBIT A attached hereto.

         "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss) of Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period and determined in conformity with GAAP.

         "CONTINGENT OBLIGATION" means any direct or indirect liability, contingent or otherwise, with respect to any indebtedness, lease, dividend, letter of credit or other obligation of another required to be reserved or accrued in accordance with GAAP; provided, that in no event shall Contingent Obligation


                                      2.
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mean any trade payables, accrued expenses, liability for unearned revenue or customer deposits, in each case arising in the ordinary course of business.

         "COPYRIGHTS" means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

         "EBITDA" means, for any period, Consolidated Net Income, PLUS the following, to the extent deducted in calculating Consolidated Net Income: (i) interest expense, (ii) taxes, (iii) depreciation expense, (iv) amortization expense and (v) all extraordinary, non-recurring, non-cash or unusual losses; MINUS all extraordinary, non-recurring, non-cash or unusual gains, to the extent added in calculating Consolidated Net Income.

         "EQUIPMENT" means all machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest, but only to the extent that such Equipment constitutes Collateral.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

         "EVENT OF DEFAULT" has the meaning assigned to such term in Section 8.

         "FINANCING STATEMENT" means financing statements (forms UCC-1) naming Borrower as debtor and Lender as secured party relating to the Secured Obligations and filed in all appropriate jurisdictions.

         "GAAP" means generally accepted accounting principles as in effect from time to time.

         "INDEBTEDNESS" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all capital lease obligations and (c) all Contingent Obligations.

         "INTELLECTUAL PROPERTY" means, collectively, all of Borrower's Copyrights, Trademarks and Patents, but only to the extent that such Copyrights, Trademarks and Patents constitute Collateral.

         "INSOLVENCY PROCEEDING" means any action, suit, case or proceeding commenced by or against Borrower or any Subsidiary for the appointment of a receiver for Borrower, any Subsidiary, any of Borrower's property or any property of any Subsidiary, for an order for relief under any chapter of the United States bankruptcy code, as an assignment for the benefit of creditors or for any relief under any other insolvency law relating to the readjustment, reorganization, composition or extension of debts owed by Borrower or any Subsidiary.

         "INVENTORY" means "inventory" as such term is defined in the Code, but only to the extent that such Inventory constitutes Collateral.

         "INVENTORY LOAN" means either the Secured Inventory Loan or the Unsecured Inventory Loan, whichever is applicable.

         "INVENTORY NOTE" means either the Secured Inventory Note or the Unsecured Inventory Note, whichever is applicable.


                                      3.
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         "INVESTMENT" means any beneficial ownership of less than all of the equity interests of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

         "IP SECURITY AGREEMENT" means that certain Intellectual Property Security Agreement, dated as of the date hereof, by and between Lender and Borrower.

         "LENDER EXPENSES" means all reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the enforcement of the Loan Documents and all of Lender's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents (including reasonable fees and expenses of appeal or review, or those incurred in any Insolvency Proceeding), whether or not a suit is brought.

         "LIEN" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

         "LOANS" means the $3 Million Loan, the Primary Loan and the Inventory Loan.

         "LOAN DOCUMENTS" means, collectively, this Agreement, the Notes, the IP Security Agreement, the Financing Statement and any other agreement entered into between Borrower and Lender in connection with this Agreement.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, operations or condition (financial or otherwise) of Borrower and its Subsidiaries, taken as a whole.

         "NOTES" means, individually and collectively, the Inventory Note, the $3 Million Note and the Primary Note.

         "OBLIGATIONS" means, individually and collectively, the Secured Obligations and the Unsecured Obligations.

         "PATENTS" means all patents, patent applications and like protections including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

         "PERMITTED INDEBTEDNESS" means:

                  (a)      All Senior Indebtedness;

                  (b) Trade debt incurred in the ordinary course of business;

                  (c) (i) While any of the Secured Obligations remain outstanding, Indebtedness subordinated to the Secured Obligations on terms satisfactory to Lender, in its reasonable discretion, and (ii) upon the indefeasible payment in full of the Secured Obligations, Indebtedness which, by its terms, is subordinated to the Obligations, provided, that, at least 30 days prior to the incurrence of such Indebtedness, Borrower provides Lender with written notice thereof;

                  (d) Indebtedness existing on the date hereof and disclosed on the Schedule; and


                                      4.
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                  (e)      On and after the later to occur of the payment in
                           full of (i) the Primary Note or (ii) the Inventory Note, Indebtedness of a Person that becomes a Subsidiary after the date hereof, provided that each of the following conditions is met: (i) such Indebtedness will not cause Borrower to exceed the Senior Indebtedness Cap, and (ii) immediately before and after giving effect to the acquisition of such Person by Borrower, no Event of Default shall have occurred and be continuing.

         "PERMITTED LIENS" means:

                  (a)      Liens that secure Senior Indebtedness;

                  (b) Liens that constitute purchase money security interests;

                  (c) Liens for taxes not yet payable or Liens for taxes being contested in good faith by appropriate proceedings with adequate reserves under GAAP;

                  (d) Liens of materialmen, mechanics, warehousemen, carriers and other similar Liens arising in the ordinary course of business;

                  (e)      Liens incurred in connection with Senior
                           Indebtedness;

                  (f) Liens incurred in connection with Indebtedness permitted pursuant to clause (d) of the definition of "Permitted Indebtedness";

                  (g) Liens in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods; and

                  (h) Liens consented to by Lender, which consent shall not be unreasonably withheld, delayed or conditioned.

         "PERSON" means any individual, corporation, general partnership, limited partnership, limited liability company, trust, association, firm, organization, company, business, entity, union, society or governmental body.

         "PRIMARY LOAN" has the meaning set forth in Recital B.

         "PRIMARY NOTE" means a promissory note evidencing the Primary Loan in substantially the same form as EXHIBIT D attached hereto.

         "PURCHASE AGREEMENT" has the meaning set forth in Recital A.

         "QUALIFIED FINANCING" means a financing in which Borrower receives, immediately upon the closing of such financing, net cash funded proceeds of not less than $5,000,000; it being understood that in no event shall the first $5,000,000 of Senior Indebtedness be deemed "net cash funded proceeds" for purposes of this definition.

         "SCHEDULE" means the Schedule of Exceptions attached hereto.

         "SECURED $3 MILLION LOAN" has the meaning set forth in Recital B.


                                      5.
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         "SECURED $3 MILLION NOTE" means a promissory note evidencing the
Secured $3 Million Loan in substantially the same form as EXHIBIT B-1 attached hereto.

         "SECURED INVENTORY LOAN" has the meaning set forth in Recital B.

         "SECURED INVENTORY NOTE" means a promissory note evidencing the Secured Inventory Loan in substantially the same form as EXHIBIT C-1 attached hereto.

         "SECURED LOANS" means, individually and collectively, (i) the Primary Loan, (ii) the Secured $3 Million Loan and (iii) the Secured Inventory Note.

         "SECURED NOTES" means, individually and collectively, the Primary Note, the Secured Inventory Note, and, if applicable, the Secured $3 Million Note, to the extent it is secured.

         "SECURED OBLIGATIONS" means all debt, principal, interest, Lender Expenses and other amounts owed to Lender by Borrower at any time in connection with the applicable Secured Notes (with respect to the $3 Million Note only, to the extent, and only to the extent, that the Secured $3 Million Note is secured in accordance with this Agreement), including any interest that accrues after the commencement of an Insolvency Proceeding.

         "SENIOR CREDITOR" means any holder of any Senior Indebtedness.

         "SENIOR INDEBTEDNESS" means (i) the principal of, and premium, if any, and interest on all Indebtedness of Borrower for monies borrowed, including commercial paper and accounts receivable sold or assigned by Borrower, and (ii) the principal of, and premium, if any, and interest on any indebtedness or obligations of a Subsidiary of the kinds described in clause (i), above, which are assumed or guaranteed in any manner by Borrower, as any of such Indebtedness, obligations or liabilities described in the foregoing clauses (i) or (ii) may be amended, modified, restated, replaced, extended, refinanced, renewed or supplemented from time to time, and "Senior Indebtedness" shall include all Indebtedness, liabilities, debts and obligations of Borrower to Silicon Valley Bank (or such other bank or financial institution that may participate in or provide financing in lieu of Silicon Valley Bank, "PRIMARY LENDER") under that certain Loan and Security Agreement, dated as of December 14, 2001, among Borrower, Nact Telecommunications, Inc., Telemate.Net Software, Inc. and the Primary Lender, as amended, including all principal, interest, charges, fees and other expenses due and owing thereunder, provided, that in no event shall "Senior Indebtedness" ever exceed the Senior Indebtedness Cap.

         "SENIOR INDEBTEDNESS CAP" means $10,000,000

                  (a) MINUS the principal amount of the Primary Note then outstanding,

                  (b) PLUS all interest, fees and expenses charged by Borrower's Primary Lender under any applicable agreement,

                  (c) PLUS, on and after the later to occur of the payment in full of (i) the Primary Note or (ii) the Inventory Note, an amount equal to the greater of
                           (A) four (4) times Borrower's EBITDA, calculated on a trailing 12-month basis, minus $10,000,000, or (B) any increase in the Borrowing Base, in each of the foregoing cases, measured at the end of each calendar quarter, beginning with the quarter ending March 31, 2003; it being understood that no increase to the Senior Indebtedness Cap shall take effect until the end of the second calendar quarter, or June 30, 2003.


                                      6.
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         "SUBORDINATION AGREEMENT" has the meaning assigned to such term in
Section 9.7.

         "SUBSIDIARY" means any corporation or partnership in which (i) any general partnership interest or (ii) more than 50% of the stock of which by the terms thereof ordinary voting power to elect the Board of Directors, managers or trustees of the entity, at the time as of which any determination is being made, is owned by Borrower, either directly or through an Affiliate, if any.

         "TRADEMARKS" means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

         "UNQUALIFIED FINANCING" means any financing other than a Qualified Financing; it being understood that in no event shall the first $5,000,000 of Senior Indebtedness be deemed to comprise an Unqualified Financing for purposes of this definition.

         "UNSECURED $3 MILLION LOAN" has the meaning set forth in Recital B.

         "UNSECURED $3 MILLION NOTE" means a promissory note evidencing the Unsecured $3 Million Loan in substantially the same form as EXHIBIT B-2 attached hereto.

         "UNSECURED INVENTORY LOAN" has the meaning set forth in Recital B.

         "UNSECURED INVENTORY NOTE" means a promissory note evidencing the Unsecured Inventory Loan in substantially the same form as EXHIBIT C-2 attached hereto.

         "UNSECURED LOANS" means, individually and collectively, the Unsecured $3 Million Loan and the Unsecured Inventory Loan.

         "UNSECURED NOTES" means, individually and collectively, the Unsecured $3 Million Note and the Unsecured Inventory Note.

         "UNSECURED OBLIGATIONS" means all debt, principal, interest, Lender Expenses and other amounts owed to Lender by Borrower at any time in connection with the applicable Unsecured Notes, including any interest that accrues after the commencement of an Insolvency Proceeding.

         2.       LOANS.

                  2.1 AMOUNT AND MATURITY. Subject to the terms and conditions set forth herein, Lender shall advance to Borrower the Primary Loan, the Inventory Loan and the $3 Million Loan in accordance with the terms and conditions set forth in the Primary Note, the Inventory Note and the $3 Million Note, respectively. The aggregate outstanding principal balance of the Primary Loan, the Inventory Loan and the $3 Million Loan, plus all accrued and unpaid interest thereon, shall be due and payable in full in immediately available funds on the maturity dates set forth in the Primary Note, the Inventory Note and the $3 Million Loan, respectively.

                  2.2 INTEREST. The Primary Loan, the Inventory Loan and the $3 Million Loan shall bear interest on the sum of the unpaid principal balance thereof on each day until such Loan shall have been fully repaid at the per annum rates and to the extent set forth in the Primary Note, Inventory Note and $3 Million Note, respectively.


                                      7.
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                  2.3      PRINCIPAL REPAYMENT. Principal and interest on the
Primary Loan, the Inventory Loan and the $3 Million Loan shall be due and payable in accordance with the terms and conditions set forth in the Primary Note, Inventory Note and $3 Million Note, respectively.

                  2.4 MANDATORY PREPAYMENT. Borrower shall cause the proceeds of any Qualified Financing or Unqualified Financing (less reasonable closing costs not to exceed $500,000) to be paid directly to Lender for repayment of the outstanding principal amount of, and accrued interest on, the Primary Note, until paid in full.

         3.       CONDITIONS PRECEDENT TO LOANS.

                  3.1 CONDITIONS PRECEDENT TO SECURED LOANS. The obligation of Lender to make the applicable Secured Loans is subject to the condition precedent that Lender shall have received, in form and substance satisfactory to Lender, each of the following:

                           (A)      each of the Secured Notes, duly executed by
Borrower, as applicable;

                           (B)      the IP Security Agreement, duly executed by
Borrower; and

                           (C)      the Financing Statement.

                  3.2 CONDITIONS PRECEDENT TO UNSECURED LOANS. The obligation of Lender to make the applicable Unsecured Loans is subject to the condition precedent that Lender shall have received each of the applicable Unsecured Notes, duly executed by Borrower.

                  3.3 CONDITIONS PRECEDENT TO ALL LOANS. In addition to the foregoing conditions precedent, the obligation of Lender to make the Loans is subject to the condition precedent that Lender shall have received, in form and substance satisfactory to Lender, each of the following:

                           (A)      this Agreement, duly executed by Borrower;

                           (B)      the Purchase Agreement, duly executed by
Borrower;

                           (C)      an officer's certificate of Borrower with
respect to its articles of incorporation and bylaws, resolutions authorizing the execution and delivery of this Agreement and the other Loan Documents, and incumbency;

                           (D)      to the extent required, consent to the
consummation and performance of the transactions contemplated by the Loan Documents from existing lenders and lessors, including Silicon Valley Bank;

                           (E)      evidence that all UCC-1 financing
statements filed by WA Telcom Products Co., Inc. against Borrower have been terminated; and

                           (F)      such other documents, and completion of
such other matters, as Lender may reasonably deem necessary or appropriate.

         4.       CREATION OF SECURITY INTEREST WITH RESPECT TO OBLIGATIONS.


                                      8.

                  The provisions of this Article 4 shall apply only if Lender makes a Secured Loan to Borrower.

                  4.1 GRANT OF SECURITY INTEREST. Borrower grants and pledges to Lender a continuing security interest in all Collateral to secure prompt repayment of the Secured Obligations and to secure prompt performance by Borrower of each of its covenants and duties under the applicable Secured Notes. Such security interest constitutes a valid security interest in such Collateral, junior only to the security interest granted by Borrower in connection with the Senior Indebtedness.

                  4.2 AUTHORIZATION TO FILE; DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. Borrower authorizes Lender to file financing statements without notice to Borrower, with all appropriate jurisdictions, in order to perfect or protect Lender's security interests in the Collateral. Borrower shall execute and deliver to Lender all documents that Lender may reasonably request, in form satisfactory to Lender, to perfect and continue perfected Lender's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents to the extent such transactions relate to the applicable Secured Notes.

                  4.3 TERMINATION OF SECURITY INTERESTS. The security interests granted hereunder shall terminate upon the indefeasible payment in full of the Secured Obligations. Notwithstanding the foregoing, the security interests securing the Secured $3 Million Loan shall terminate if the Primary Loan is indefeasibly paid in full on or before the six-month anniversary of the Closing Date. If the Primary Loan is not indefeasibly paid in full on or before the six-month anniversary of the Closing Date, then the security interests securing the Secured $3 Million Loan shall terminate upon the later to occur of the indefeasible payment in full of (a) the Primary Note and (b) the Inventory Note. Borrower shall be responsible for any costs relating to any such termination.

         5.       REPRESENTATIONS AND WARRANTIES.

                  Borrower represents and warrants as follows:

                  5.1 DUE ORGANIZATION AND QUALIFICATION. Borrower and each Subsidiary is a corporation duly existing under the laws of its state of incorporation and qualified and licensed to do business in any state in which the conduct of its business or its ownership of property requires that it be so qualified, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

                  5.2 DUE AUTHORIZATION; NO CONFLICT. The execution, delivery and performance of the Loan Documents are within Borrower's powers, have been duly authorized and are not in conflict with nor constitute a breach of any provision contained in Borrower's articles of incorporation or bylaws, nor will they constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement by which it is bound.

                  5.3 LITIGATION. Except as disclosed in the Purchaser SEC Documents (as defined in the Purchase Agreement), there are no actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could reasonably be expected to have a Material Adverse Effect.

                  5.4 SOLVENCY; PAYMENT OF DEBTS. Borrower is able to pay its debts (including trade debts) as they mature; the fair saleable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; and Borrower is not left with unreasonably small capital after the transactions contemplated by this Agreement.


                                      9.

                  5.5 NAME; LOCATION OF CHIEF EXECUTIVE OFFICE; STATES IN WHICH QUALIFIED TO DO BUSINESS. Except as set forth on the Schedule, Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in Section 10 hereof. All jurisdictions in which Borrower is or has been qualified to do business or has or has had an address within the last five years are set forth on the Schedule.

                  5.6 COMPLIANCE WITH LAWS AND REGULATIONS. Borrower and each Subsidiary have met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). Borrower has complied in all material respects with all the provisions of the Federal Fair Labor Standards Act. Borrower is in compliance with all environmental laws, regulations and ordinances except where the failure to comply is not reasonably likely to have a Material Adverse Effect. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect. Borrower and each Subsidiary have filed or caused to be filed all tax returns required to be filed, and have paid, or have made adequate provision for the payment of, all taxes reflected therein except those being contested in good faith with adequate reserves under GAAP.

                  5.7 GOVERNMENT CONSENTS. Borrower and each Subsidiary have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Effect.

                  5.8 INBOUND LICENSES. Borrower is not a party to, nor is bound by, any license or other agreement that prohibits or otherwise restricts Borrower from granting a security interest in Borrower's interest in such license or agreement or any other property (to the extent that such license or agreement constitutes Collateral).

                  5.9 QUALIFIED FINANCINGS AND UNQUALIFIED FINANCINGS. From the date of the Purchase Agreement through and until the date hereof, Borrower has delivered to Lender all amounts made available to it in connection with any Qualified Financing or Unqualified Financing (less reasonable closing costs not to exceed $500,000) to the extent such amount was equal to or less than $5,000,000.

                  5.10 CURRENT INDEBTEDNESS. As of the date hereof, the total amount of Borrower's Senior Indebtedness does not exceed the Senior Indebtedness Cap.

                  5.11 NO DEFAULT UNDER SENIOR INDEBTEDNESS. No "event of default" exists under any agreement or document constituting Senior Indebtedness.

                  5.12 FULL DISCLOSURE. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Lender pursuant to the Loan Agreement


                                      10.

contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

         6.       AFFIRMATIVE COVENANTS.

                  6.1 GOOD STANDING AND GOVERNMENT COMPLIANCE. Until satisfaction in full of all outstanding Obligations, Borrower shall maintain its and each of its Subsidiaries' corporate existence in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect. Until satisfaction in full of all outstanding Obligations, Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, the failure to comply with which could reasonably be expected to have a Material Adverse Effect, and shall maintain, and shall cause each of its Subsidiaries to maintain, in force all licenses, approvals and agreements, the loss of which could reasonably be expected to have a Material Adverse Effect, or a material adverse effect on the Collateral or the priority of Lender's Lien on the Collateral.

                  6.2 TAXES. Until satisfaction in full of all outstanding Obligations, Borrower shall make, and cause each Subsidiary to make, due and timely payment or deposit of all material federal, state and local taxes, assessments or contributions required of it by law, including those laws concerning income taxes, F.I.C.A., F.U.T.A. and state disability, and will execute and deliver to Lender, on its reasonable request, proof satisfactory to Lender indicating that Borrower or a Subsidiary has made such payments or deposits and any appropriate certificates attesting to the payment or deposit thereof.

                  6.3      INSURANCE.

                           (A)      Until satisfaction in full of all
outstanding Secured Obligations, Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain liability and other insurance in amounts and of a type that are customary to businesses similar to Borrower's.

                           (B)      Upon Lender's request and until
satisfaction in full of all outstanding Secured Obligations, Borrower shall deliver to Lender certified copies of the policies of insurance and evidence of all premium payments. If an Event of Default has occurred and is continuing, all proceeds payable under any casualty policy shall, at Lender's option and subject to the rights of any Senior Creditor, be payable to Lender to be applied toward the Secured Obligations.

                  6.4 FURTHER ASSURANCES. At any time and from time to time until satisfaction in full of all outstanding Obligations, Borrower shall execute and deliver such further instruments and take such further action as may be reasonably requested by Lender to effect the purposes of the Loan Documents.

                  6.5 REPORTING REQUIREMENTS. Borrower will deliver to Lender, no later than 40 calendar days after the last day of each calendar quarter, a Compliance Report in the form of EXHIBIT E. In addition, Borrower will notify Lender immediately of the occurrence of an "event of default" under any agreement or document constituting Senior Indebtedness.


                                      11.

         7. NEGATIVE COVENANTS. Borrower covenants and agrees that until satisfaction in full of the Obligations, Borrower will not do any of the following without the prior written consent of Lender, which consent shall not be unreasonably withheld, delayed or conditioned, except as set forth below:

                           (A)      convey, sell, lease, transfer or otherwise
dispose of (collectively, to "TRANSFER"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than (i) Inventory and licenses in the ordinary course of its business, (ii) such surplus or excess property disclosed on the Schedule and (iii) Transfers of property which do not exceed $250,000 in the aggregate in any calendar year;

                           (B)      without at least thirty (30) days prior
written notice to Lender, relocate its chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral or any office or facility at which Collateral is located;

                           (C)      without at least thirty (30) days prior
written notice to Lender, change its jurisdiction of incorporation, its corporate name, any trade name or corporate structure;

                           (D)      without at least thirty (30) days prior
written notice to Lender, change its federal taxpayer identification number;

                           (E)      merge or consolidate, or permit any of its
Subsidiaries to merge or consolidate, with or into any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except where each of the following conditions is met:

                                    (I)      no Event of Default exists or
would exist immediately after giving effect to any such transaction;

                                    (II)     Borrower is the continuing or
surviving company and no Change of Control shall occur as a result of such transaction; and

                                    (III)    such transaction would not result
in a decrease of more than 10% of Borrower's consolidated EBITDA.

                                    For purposes of clause (iii) above, and to
the extent Borrower is relying on debt financing to consummate any such transaction, then, for purposes of calculating the Senior Indebtedness Cap, Borrower may include the target company's EBITDA (as adjusted on a pro forma basis to eliminate any reasonably expected cost reductions to be made in connection with such transaction, but only to the extent such pro forma adjustments are commercially reasonable) and trade accounts receivable in such calculation, but only to the extent that (A) Borrower has a reasonable, good faith belief that such target company's EBITDA and trade accounts receivable shall continue at their then-current levels and (B) Borrower complies with
Section 7(f);

                           (F)      create, incur, assume or be or remain
liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness, provided, that to the extent Borrower has the right to incur additional Senior Indebtedness based on an increase in the Senior Indebtedness Cap, then Borrower shall deliver to Lender, prior to the date of the incurrence of such Permitted Indebtedness, a certificate signed by the chief financial officer of Borrower, containing the calculations on which the amount of such Permitted Indebtedness was determined, together with the amount of, and lending institution providing, such Permitted Indebtedness;


                                      12.

                           (G)      so long as any of the Secured Obligations
remain outstanding, create, incur, assume or allow any Lien with respect to any of its property, except for Permitted Liens, or assign or otherwise convey any right to receive income, or permit any of its Subsidiaries so to do, other than in the ordinary course of business;

                           (H)      pay any dividends or make any other
distribution or payment on account of or in redemption, retirement or purchase of any capital stock;

                           (I)      subject to the limitations set forth in
Section 7(e), directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, in excess of $500,000 in the aggregate in any calendar year;

                           (J)      directly or indirectly enter into or permit
to exist any material transaction with any Affiliate of Borrower, or permit any of its Subsidiaries so to do, other than arm's length transactions on terms no less favorable than those available to unrelated third parties and otherwise permitted hereunder;

                           (K)      so long as any of the Secured Obligations
remain outstanding, store the Inventory or the Equipment with a bailee, warehouseman or similar party unless Lender or a Senior Creditor has received a pledge of the warehouse receipt covering such Inventory, unless waived by all Senior Creditors (excluding Lender);

                           (L)      so long as any of the Secured Obligations
remain outstanding, keep the Inventory and Equipment at a location other than as set forth in on the Schedule, except for Inventory sold in the ordinary course of business;

                           (M)      become or be controlled by an "investment
company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of the Loan for such purpose;

                           (N)      fail to meet the minimum funding
requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Lender's Lien on the Collateral;

                           (O)      enter into any Qualified Financing or
Unqualified Financing without the ability or right to deliver the net proceeds thereof to Lender in the manner set forth in Section 2.4;

                           (P)      use any portion of the debt or equity
obtained through any Qualified Financing or Unqualified Financing (less reasonable closing costs not to exceed $500,000) for any purpose other than to repay the Primary Note until the outstanding principal amount of, and accrued interest on, the Primary Note are paid in full; or

                           (Q)      permit any of its Subsidiaries to do any of
the foregoing.

         8.       EVENTS OF DEFAULT.


                                      13.

                  Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

                  8.1 PAYMENT DEFAULT. If Borrower fails to pay any of the Obligations when due;

                  8.2 COVENANT DEFAULT. If Borrower fails to perform any obligation under Article 6 and the same is not cured within five (5) business days thereafter, or violates any of the covenants contained in Article 7 of this Agreement, or fails or neglects to perform or observe any other material term, provision, condition or covenant contained in this Agreement, in any of the other Loan Documents or in any other agreement between Borrower and Lender;

                  8.3 PURCHASE AGREEMENT. If there occurs a default on the part of Borrower under the Purchase Agreement;

                  8.4      CHANGE IN CONTROL. If there occurs a Change in
Control;

                  8.5 MATERIAL ADVERSE EFFECT. If an event occurs that has a Material Adverse Effect;

                  8.6 ATTACHMENT. If any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten days after Borrower receives notice thereof;

                  8.7 INSOLVENCY. If (a) Borrower or any of its Subsidiaries becomes insolvent, or (b) an Insolvency Proceeding is commenced by Borrower or any of its Subsidiaries, or (c) an Insolvency Proceeding is commenced against Borrower or any of its Subsidiaries and is not dismissed within sixty (60) days thereafter;

                  8.8 OTHER AGREEMENTS. If there is a default in any agreement to which Borrower is a party with a third party or parties pursuant to which such third party or parties accelerate the maturity of any Indebtedness in an amount in excess of $300,000 and such acceleration is not rescinded or annulled within any applicable cure period; or

                  8.9      MISREPRESENTATIONS. If any material
misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Lender pursuant to this Agreement or to induce Lender to enter into this Agreement or any other Loan Document.

         9.       LENDER'S RIGHTS AND REMEDIES.

                  9.1 RIGHTS AND REMEDIES. Upon the occurrence of an Event of Default, and subject to the rights of any Senior Creditor, Lender may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:


                                      14.

                           (A)      Declare all Obligations, whether evidenced
by this Agreement, any of the Notes, the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.7, all Obligations shall become immediately due and payable without any action by Lender);

                           (B)      Make such payments and do such acts as
Lender considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Lender so requires, and to make the Collateral available to Lender as Lender may designate. Borrower authorizes Lender to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest or compromise any encumbrance, charge or Lien, which in Lender's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Lender a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Lender's rights or remedies provided herein, at law, in equity or otherwise;

                           (C)      Settle or adjust disputes and claims
directly with Account debtors for amounts, upon terms and in whatever order that Lender reasonably considers advisable (but only to the extent that such Accounts constitute Collateral);

                           (D)      Set off and apply to the Obligations any
and all indebtedness at any time owing to Borrower by Lender;

                           (E)      Ship, reclaim, recover, store, finish,
maintain, repair, prepare for sale, advertise for sale and sell (in the manner provided for herein) the Collateral. Lender is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, the Intellectual Property, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral and, in connection with Lender's exercise of its rights under this Section 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit;

                           (F)      Sell the Collateral at either a public or
private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Lender determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Lender deems appropriate; and

                           (G)      Credit bid and purchase at any public sale.

Any deficiency in the Secured Obligations that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

                  9.2 POWER OF ATTORNEY. Effective only during the existence of an Event of Default, and subject to the rights of any Senior Creditor, Borrower hereby irrevocably appoints Lender (and any of Lender's designated officers or employees) as Borrower's true and lawful attorney to:
(a) send requests for verification of Accounts or notify account debtors of Lender's security interest in the Accounts (but only to the extent that such Accounts constitute Collateral); (b) endorse Borrower's name on any checks or other forms of payment or security that may come into Lender's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts and notices to account debtors; (d) dispose of any Collateral; (e) make, settle and adjust all claims under and decisions with respect to Borrower's policies of insurance; (f) settle and adjust disputes and claims respecting the accounts directly with account


                                      15.

debtors, for amounts and upon terms which Lender determines to be reasonable;
(g) to amend or otherwise modify, in its sole discretion, the IP Security Agreement, without first obtaining Borrower's approval of or signature to such amendment or modification; (h) to transfer the Intellectual Property into the name of Lender or a third party to the extent permitted under the Code; and (i) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral; provided that Lender may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 4.3 regardless of whether an Event of Default has occurred. The appointment of Lender as Borrower's attorney-in-fact, and each and every one of Lender's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully satisfied and performed.

                  9.3 LENDER EXPENSES. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Lender may do any or all of the following after reasonable notice to Borrower: (a) make payment of the same or any part thereof; or (b) obtain and maintain insurance policies of the type discussed in Section 6.3, and take any action with respect to such policies as Lender deems prudent. Any amounts so paid or deposited by Lender shall constitute Lender Expenses, shall be immediately due and payable, shall bear interest at the then applicable rate hereinabove provided and, if the Loans hereunder are Secured Loans, shall be secured by the Collateral. Any payments made by Lender shall not constitute an agreement by Lender to make similar payments in the future or a waiver by Lender of any Event of Default under this Agreement.

                  9.4 LENDER'S LIABILITY FOR COLLATERAL. So long as Lender complies with the Code, Lender shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency or other Person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

                  9.5 REMEDIES CUMULATIVE. Lender's rights and remedies under this Agreement, the Loan Documents and all other agreements shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election or acquiescence by it. No waiver by Lender shall be effective unless made in a written document signed on behalf of Lender and then shall be effective only in the specific instance and for the specific purpose for which it was given.

                  9.6 DEMAND; PROTEST. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment and notice of any default.

                  9.7 SUBORDINATION AGREEMENT. Concurrent with the execution of this Agreement, Lender and Borrower shall enter into a subordination agreement with Silicon Valley Bank in substantially the form attached hereto as EXHIBIT F (as the same may be amended from time to time, the "SUBORDINATION AGREEMENT"), and Lender acknowledges and agrees that the Indebtedness incurred by Borrower hereunder in favor of Lender, and Lender's rights and remedies hereunder in respect thereof, shall be subject to the terms of the Subordination Agreement.

         10.      NOTICES.


                                      16.

                  Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents, which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by facsimile to Borrower or to Lender, as the case may be, at its addresses set forth below:

         If to Borrower:         VERSO TECHNOLOGIES, INC.

                                 400 Galleria Parkway, Suite 300
                                 Atlanta, GA 30339
                                 Attention: Juliet M. Reising
                                 Facsimile: (678) 589-3572

                                         with a copy to:

                                 Rogers & Hardin LLP
                                 2700 International Tower
                                 229 Peachtree Street NE
                                 Atlanta, GA 30303
                                 Attention: Steven E. Fox and Robert C. Hussle
                                 Facsimile: (404) 525-2224

         If to Lender:           CLARENT CORPORATION

                                 700 Chesapeake Drive
                                 Redwood City, CA 94063
                                 Attention: Legal Department
                                 Facsimile: (650) 368-6327

                                         with a copy to:

                                 Cooley Godward LLP
                                 Five Palo Alto Square
                                 3000 El Camino Real
                                 Palo Alto, CA 94306
                                 Attention: Deborah J. Ludewig and
                                 Jennifer Fonner DiNucci
                                 Facsimile: (650) 849-7400

         The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

         11. CHOICE OF LAW AND VENUE. This Agreement will be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of law). If any legal proceeding or other legal action relating to this Agreement is brought or otherwise initiated, the venue therefor will be the Bankruptcy Court. Borrower and Lender hereby expressly and irrevocably consent and submit to the jurisdiction of the Bankruptcy Court.


                                      17.

         12.      GENERAL PROVISIONS.

                  12.1 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement or the other Loan Documents, nor any rights hereunder or thereunder, may be assigned by Borrower. Lender may assign its rights under any and all of the Loan Documents, in whole or in part, to any one or more third parties, without consent from, or notice to, Borrower.

                  12.2 INDEMNIFICATION. Borrower shall defend, indemnify and hold harmless Lender and its officers, employees and agents against: (a) all obligations, demands, claims and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and (b) all losses or Lender Expenses in any way suffered, incurred or paid by Lender as a result of or in any way arising out of, following, or consequential to transactions between Lender and Borrower whether under this Agreement, or otherwise (including reasonable attorneys' fees and expenses), except for losses caused by Lender's gross negligence or willful misconduct.

                  12.3 TIME OF ESSENCE. Time is of the essence for the performance of all obligations set forth in this Agreement.

                  12.4 SEVERABILITY OF PROVISIONS. In the event that any provision of this Agreement, or the application of such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, will not be affected and will continue to be valid and enforceable to the fullest extent permitted by law.

                  12.5 AMENDMENTS IN WRITING. This Agreement may not be amended, modified, altered or supplemented except by means of a written instrument executed on behalf of Lender and Borrower.

                  12.6     INTERPRETATION OF AGREEMENT.

                  (A) Lender and Borrower each acknowledges that it has participated in the drafting of this Agreement, and any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in connection with the construction or interpretation of this Agreement.

                  (B) Whenever required by the context hereof, the singular number will include the plural, and vice versa; the masculine gender will include the feminine and neuter genders; and the neuter gender will include the masculine and feminine genders.

                  (C) As used in this Agreement, the words "include" and "including," and variations thereof, will not be deemed to be terms of limitation, and will be deemed to be followed by the words "without limitation."

                  (D) Unless the context otherwise requires, references in this Agreement to "Sections," "Schedules" and "Exhibits" are intended to refer to Sections of, and Schedules and Exhibits to, this Agreement.


                                      18.

                  (E) The bold-faced headings contained in this Agreement are for convenience of reference only, will not be deemed to be a part of this Agreement and will not be referred to in connection with the construction or interpretation of this Agreement.

                  12.7 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which will constitute an original and all of which, when taken together, will constitute one agreement.

                  12.8 SURVIVAL. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Lender with respect to the expenses, damages, losses, costs and liabilities described in Section 12.2 shall survive until all applicable statutes of limitation periods with respect to actions that may be brought against Lender have run.

                         [THE SIGNATURE PAGE FOLLOWS.]


                                      19.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                      VERSO TECHNOLOGIES, INC.



                                      By:    /s/ Steven A. Odom
                                             ----------------------------------
                                      Name:  Steven A. Odom
                                             ----------------------------------
                                      Title: Chairman and CEO
                                             ----------------------------------


                                      CLARENT CORPORATION



                                      By:    /s/ J. B. Weil
                                             ----------------------------------
                                      Name:  James B. Weil
                                             ----------------------------------
                                      Title: President
                                             ----------------------------------

                                   EXHIBIT A

                             COLLATERAL DESCRIPTION

"COLLATERAL" means:

A. The following personal property of Borrower, but only to the extent that such personal property falls within the definition of "Assets":

         1. all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), contract rights, deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), commercial tort claims, investment property (including securities and securities entitlements), letters of credit, letter of credit rights, supporting obligations, rights to payment for money or funds advanced or sold and money;

         2. all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, in the United States of America or in any foreign jurisdiction, obtained or to be obtained on or in connection with any of the forgoing, or any parts thereof or any underlying or component elements of any of the forgoing, together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of Lender to sue in its own name and/or in the name of the Borrower for past, present and future infringements of copyright;

         3. all trademarks, service marks, trade names and service names and the goodwill associated therewith, together with the right to trademark and all rights to renew or extend such trademarks and the right (but not the obligation) of Lender to sue in its own name and/or in the name of the Borrower for past, present and future infringements of trademark;

         4. all (i) patents and patent applications filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including the inventions and improvements described and claimed therein, (ii) licenses pertaining to any patent whether Borrower is licensor or licensee, (iii) income, royalties, damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including damages and payments for past, present or future infringements thereof, (iv) rights (but not obligations) to sue in the name of Borrower and/or in the name of Lender for past, present and future infringements thereof, (v) rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for and (vi) reissues, divisions, continuations, renewals, extensions and continuations-in-part with respect to any of the foregoing;

         5. all (i) computer programs and supporting information provided in connection with a transaction relating to the program and (ii) computer programs embedded in goods and any supporting information provided in connection with a transaction relating to the program whether or not the program is associated with the goods in such a manner that it customarily is considered part of the goods, and whether or not, by becoming the owner of the goods, a person acquires a right to use the program in connection with the goods, and whether or not the program is embedded in goods that consist solely of the medium in which the program is embedded;

         6. all of Borrower's books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; and

         7. all products and proceeds of or pertaining to the above, including cash or other property which were proceeds and are recovered by a bankruptcy trustee or otherwise as a preferential transfer by Borrower.

B. All proceeds of any Qualified Financing or Unqualified Financing (less reasonable closing costs not to exceed $500,000) and all products and proceeds thereof, including cash or other property recovered by a bankruptcy trustee or otherwise as a preferential transfer by Borrower.

The terms above have the meanings assigned to them in Division 9 (or, absent definition in Division 9, in any other Division) of the Code.

                                   EXHIBIT E

                               COMPLIANCE REPORT

         In connection with that certain Loan and Security Agreement, dated as of _____________, 2003, by and between VERSO TECHNOLOGIES, INC. ("BORROWER") and CLARENT CORPORATION ("LENDER") (the "LOAN AGREEMENT"), Borrower hereby represents and warrants to Lender as follows:

         1. other than the representation set forth in the last sentence of Section 5.5, all representations and warranties made by Borrower in the Loan Agreement are true and correct in all material respects on and as of the date hereof, except those representations and warranties that speak as of a particular date, which shall be true and correct as of such date;

         2. Borrower is in complete compliance with all covenants contained in the Loan Agreement on and as of the date hereof;

         3. no Event of Default (as defined in the Loan Agreement) exists on and as of the date hereof and the Borrower has no reason to believe that an Event of Default will exist during the following reporting period; and

         4. the undersigned has the authority to execute this Compliance Report by and on behalf of Borrower.


         Dated:
               -----------------


                                       VERSO TECHNOLOGIES, INC.



                                       By:
                                              ---------------------------------
                                       Name:
                                              ---------------------------------
                                       Title:
                                              ---------------------------------